                                                                   EXHIBIT 99.4

         UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


      The following unaudited pro forma combined condensed balance sheet as of March 31, 2002, and the unaudited pro forma combined condensed statements of operations for the three-month period ended March 31, 2002, and for the year ended December 31, 2001, combine historical financial information of D&E Communications and Conestoga to give effect to the merger of D&E Communications and Conestoga and bank borrowings incurred and expected to be incurred in connection with the merger. These unaudited pro forma combined condensed financial statements contain additional adjustments to give effect to certain other transactions described in more detail below.

      The unaudited pro forma combined condensed balance sheet as of March 31, 2002 has been prepared as if the merger and the other transactions had occurred on that date. The unaudited pro forma combined condensed statements of operations for the three-month period ended March 31, 2002 and for the year ended December 31, 2001 assume that the merger and the other transactions were consummated on January 1, 2001.

      These unaudited pro forma financial statements are presented for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had the merger and the other transactions been completed on the dates assumed above, nor is the information indicative of the future financial position or operating results. Results of operations and the financial position after completion of the merger could differ significantly from those reflected in the unaudited pro forma combined condensed financial statements, which are based on past operations. Future operations will be affected by various factors, including operating performance, telecommunications industry developments and other matters.

      In accordance with pro forma financial statement requirements, the unaudited pro forma combined condensed statements of operations exclude the effects of discontinued operations, extraordinary items and cumulative effects of changes in accounting principles. You should read the financial information in this section along with D&E Communications' and Conestoga's historical consolidated financial statements and accompanying notes as filed with the Securities and Exchange Commission.

THE MERGER

      The unaudited pro forma combined condensed balance sheet as of March 31, 2002 and the unaudited pro forma combined condensed statements of operations for the three-month period ended March 31, 2002 and for the year ended December 31, 2001, have been prepared to reflect the merger under the purchase method of accounting with D&E Communications as the acquiring entity. The excess of the purchase price, including estimated fees and expenses related to the merger, over the estimated fair value of the net assets of Conestoga, is classified as goodwill in the accompanying unaudited pro forma combined condensed balance sheet. The estimated fair values and useful lives of Conestoga's assets acquired and liabilities assumed, which were utilized to calculate goodwill, are preliminary and subject to final valuation determined by an appraiser subsequent to consummation of the merger.

      After the merger, it is possible that the former Conestoga shareholders could, in the aggregate, hold the majority of the voting common stock of the combined company. The identification of D&E Communications as the acquiring entity was made after careful consideration of all facts and circumstances.

      The unaudited pro forma financial statements do not reflect any anticipated cost savings or other benefits that D&E Communications may realize from the elimination of duplicate corporate and administrative programs in connection with the merger or increased operating efficiency resulting from the merger.

      Consideration for this acquisition will consist of cash and the issuance of shares of D&E Communications common stock. The unaudited pro forma financial statements assume that the cash consideration to be paid by D&E Communications in the merger, as well as related transaction fees, will be funded partly with proceeds from D&E Communications' sale of its interest in its PCS ONE joint venture and partly through additional long-term debt. Pursuant to the merger agreement, no more than 55% of the number of shares of Conestoga common stock outstanding immediately before the merger may be converted into cash consideration. The unaudited pro forma combined condensed financial statements assume that 55% of the outstanding Conestoga common shares were each exchanged for cash consideration of $33 and 45% of the outstanding Conestoga common shares were exchanged for D&E Communications common stock at an exchange ratio of
2.1208 shares of D&E Communications common stock for each share of Conestoga common stock. The exchange ratio was determined using a price per D&E Communications common share of $15.56, which represents the volume weighted average per share sales price for the twenty trading days, during which trading in D&E Communications common stock occurred, immediately preceding May 22, 2002, two business days prior the effective date of the merger.

OTHER TRANSACTIONS

      The unaudited pro forma combined condensed balance sheet as of March 31, 2002 and the unaudited pro forma combined condensed statements of operations for the three-month period ended March 31, 2002 and for the year ended December 31, 2001 also reflect the following:

      - The conversion of 56,934 shares of Conestoga series A preferred stock into Conestoga common stock and the redemption of 15,480 shares of Conestoga's series A preferred stock, all of which occurred in the first quarter of 2002.

      - The treatment of Conestoga's wireless personal communication services business after consummation of the merger as assets and liabilities of wireless operations held for sale and its related operating activities as discontinued operations as a result of the provisions in the merger agreement relating to the probable sale of such business.

      - The treatment of D&E Communications' wireless personal communication services business and its related operating activities as discontinued operations as a result of the sale of PCS ONE on April 1, 2002.

                            D&E COMMUNICATIONS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                                                    (4)
                                                               (3)&(5)            CONESTOGA
                                                                MERGER            WIRELESS
                                                                PURCHASE          BUSINESS
                                                                PRICE AND            TO         PRO FORMA
                                        D&E        CONESTOGA    FINANCING          BE SOLD         AS
                                    HISTORICAL    HISTORICAL   ADJUSTMENTS       ADJUSTMENT     ADJUSTED
                                    ----------    ----------   -----------       ----------     --------
Operating Revenue ..............     $ 19,604      $ 24,070           $--          $ (2,000)     $ 41,674
                                     --------      --------      --------          --------      --------
Operating Expenses
   Cost of revenue .............        9,800        11,382            --            (1,921)       19,261
   Depreciation and amortization        3,884         4,209         1,250(3g)        (1,077)        8,266
   Merger-related costs ........           --            96           (96)(3i)           --            --
   Selling, general, and
administrative .................        5,688         4,003           127(3h)          (641)        9,177
                                     --------      --------      --------          --------      --------
   Total Operating Expenses ....       19,372        19,690         1,281            (3,639)       36,704
                                     --------      --------      --------          --------      --------
   Operating Income (Loss) .....          232         4,380        (1,281)            1,639         4,970
                                     --------      --------      --------          --------      --------
Other Income (Expenses)
   Equity in net income (losses)
    of affiliates ..............         (475)           20            --                --          (455)

   Interest expense ............         (708)       (1,031)       (2,905)(3d)          498        (4,381)
                                                                     (235)(3d)
   Other, net ..................            7            23            --               (21)            9
                                     --------      --------      --------          --------      --------
     Total Other Income (Expense)      (1,176)         (988)       (3,140)              477        (4,827)
                                     --------      --------      --------          --------      --------
        Income (loss) from
          continuing operations
          before income taxes
          and dividends on
          utility preferred
           stock ...............         (944)        3,392        (4,421)            2,116           143
Income Taxes and Dividends on
Utility Preferred Stock
   Income taxes ................         (152)        1,577        (1,791)(3j)         (719)          353
   Dividends on utility
    preferred stock ............           16            --            --                --            16
                                     --------      --------      --------          --------      --------
    Total income taxes and
     dividends on
     utility preferred stock ...         (136)        1,577        (1,791)             (719)          369
                                     --------      --------      --------          --------      --------
 Income (loss) from continuing
    operations available to
    common shareholders ........     $   (808)     $  1,815      $ (2,630)         $  1,397      $   (226)
                                     ========      ========      ========          ========      ========

Earnings (Loss) per Common Share
from Continuing Operations

   Basic .......................     $  (0.11)     $   0.22                                      $   0.01
   Diluted .....................     $  (0.11)     $   0.22                                      $   0.01

Weighted Average Common Shares
Outstanding

   Basic .......................        7,366         8,199          (239)(3k)                     15,326
   Diluted .....................        7,366         8,199          (239)(3k)                     15,326


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                             D&E COMMUNICATION, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                        (2)        (3) & (5)        (4)
                                                                     CONESTOGA      MERGER       CONESTOGA
                                                                     PREFERRED     PURCHASE       WIRELESS
                                                                       STOCK       PRICE AND     BUSINESS TO
                                               D&E       CONESTOGA   CONVERSION     FINANCING      BE SOLD       PRO FORMA
                                            HISTORICAL   HISTORICAL   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS    AS ADJUSTED
                                            ----------   ----------   -----------   -----------   -----------    -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating Revenue .....................     $76,286       $92,822    $    --         $   --       $(6,960)       $162,148
                                             ------        ------     ------         ------        ------          ------

Operating Expenses
   Cost of revenue ....................      38,362        46,435         --             --        (7,614)         77,183
   Depreciation and amortization             15,296        17,528         --         (1,295)(3f)   (4,351)         32,178
                                                                                      5,000(3g)
   Merger-related costs ...............          --        11,401         --        (11,401)(3i)      --               --
   Selling, general, and
    administrative ....................      23,131        18,292         --            508(3h)    (3,216)         38,715
                                             ------        ------     ------         ------        ------         -------
   Total Operating Expenses ...........      76,789        93,656         --         (7,188)      (15,181)        148,076
                                             ------        ------     ------         ------        ------         -------
       Operating Income (Loss) ........        (503)         (834)        --          7,188         8,221          14,072
                                             ------        ------     ------         ------        ------         -------
Other Income (Expenses)
   Equity in net income
    (losses) of affiliates ............          91           (39)        --             --            --              52

   Interest expense ...................      (2,242)       (5,431)        --        (11,692)(3d)     2,341       (18,773)
                                                                                       (941)(3d)
                                                                                       (808)(3e)

   Gain (loss) on investments .........       3,036           360         --             --            --           3,396
   Other, net .........................       1,546           292         --             --            (5)          1,833
                                             ------        ------     ------         ------        ------         --------
   Total Other Income (Expense) .......       2,431        (4,818)        --        (13,441)        2,336         (13,492)
                                             ------        ------     ------         ------        ------          ------
    Income (loss) from
     continuing operations
     before income taxes,
     and dividends on utility
     preferred stock ..................       1,928        (5,652)        --         (6,253)       10,557             580

Income Taxes and Dividends on
Utility Preferred Stock
   Income taxes .......................      (2,179)        2,821         --         (2,532)(3j)    3,544           1,654
   Dividends on utility
    preferred stock ...................          65            --         --             --            --              65
                                             ------        ------     ------         ------        ------          ------

     Total income taxes and dividends
       on utility preferred stock .....      (2,114)        2,821         --         (2,532)        3,544           1,719
                                             ------        ------     ------         ------        ------          ------
      Income (loss) from
       continuing operations ..........       4,042        (8,473)        --         (3,721)        7,013          (1,139)
                                             ------        ------     ------         ------        ------          ------

Preferred Dividends ...................          --          (405)       405             --            --              --
                                             ------        ------     ------         ------        ------          ------
Income (Loss) from Continuing
  Operations Available to
  Common Shareholders .................      $4,042       $(8,878)   $   405        $(3,721)       $7,013         $(1,139)
                                             ======        ======     ======         ======        ======          ======

Earnings (Loss) per Common Share
 from Continuing Operations

   Basic ..............................      $ 0.55        $(1.12)                                                 $(0.07)
                                             ======        ======                                                  ======
   Diluted ............................      $ 0.55        $(1.12)                                                 $(0.07)
                                             ======        ======                                                  ======
Weighted Average Common Shares
 Outstanding

   Basic ..............................       7,376         7,946        161           (147)(3k)                   15,336
                                             ======        ======     ======         ======                        ======
   Diluted ............................       7,376         7,946        161           (147)(3k)                   15,336
                                             ======        ======     ======         ======                        ======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                            D&E COMMUNICATIONS, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2002

                                                                                                                (4)
                                                                                                             CONESTOGA
                                                                             (1)              (3) & (5)       WIRELESS
                                                                            SALE OF        MERGER PURCHASE    BUSINESS
                                                                              D&E           PRICE AND           TO BE      PRO FORMA
                                                     D&E       CONESTOGA     WIRELESS         FINANCING         SOLD          AS
ASSETS                                            HISTORICAL   HISTORICAL   ADJUSTMENTS     ADJUSTMENTS      ADJUSTMENTS    ADJUSTED
                                                  ----------   ----------   -----------     -----------      -----------    --------
Current Assets

   Cash and cash equivalents ................    $   1,099     $     741     $  39,800     $(149,594)(3)       $ --     $   3,347
                                                                                4,6378       109,794 (3d)
                                                                                              (2,408)(3a)
                                                                                                (722)(3c)
   Accounts receivable ......................       10,854        10,874            --            --                       21,728
   Accounts receivable - affiliated companies        4,637            --        (4,637)           --             --
   Inventories, lower of cost or market, at
   average cost .............................        1,853         2,745            --            --           (912)        3,686
   Prepaid expenses and other ...............        6,281         2,957            --            --                       10,486
                                                                                                 261 (3c)
                                                                                                 987 (3d)
   Assets of wireless operations held for
   sale .....................................           --            --            --            --         27,889        27,889
                                                 ---------     ---------     ---------     ---------      ---------     ---------
      Total Current Assets ..................       24,724        17,317        39,800       (41,682)        26,977        67,136
                                                 ---------     ---------     ---------     ---------      ---------     ---------
Investments

   Investments in and advances to affiliated
   companies ................................        6,059            --            --            --             --         6,059
   Investments available-for-sale ...........        3,340            --            --            --             --         3,340
   Assets held for sale .....................           --           377            --            --             --           377
                                                 ---------     ---------     ---------     ---------      ---------     ---------

                                                     9,399           377            --            --             --         9,776

                                                 ---------     ---------     ---------     ---------      ---------     ---------

Property & Equipment, net ...................       94,656       110,003         3,000            --        (25,607)      182,052
                                                 ---------     ---------     ---------     ---------      ---------     ---------

Other Assets

   Cost in excess of net assets of business
   acquired .................................        5,126        41,623            --       176,721 (3a)        --       223,470

   Deferred income taxes ....................        1,628            --         2,654            --             --         4,282
   Other ....................................        9,070         6,086            --        50,000 (3a)     (1,370)      71,726
                                                                                               8,000 (3d)
                                                                                    --           (60)(3d)
                                                 ---------     ---------     ---------     ---------      ---------     ---------
                                                    15,824        47,709         2,654       234,661          1,370)      299,478
                                                 =========     =========     =========     =========      =========     =========

   Total Assets .............................    $ 144,603     $ 175,406     $  45,454     $ 192,979            $--     $ 558,442
                                                 =========     =========     =========     =========      =========     =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities

   Long-term debt maturing within one year ..    $      52     $  32,618     $      --      $(32,546)(3d)    $   --     $     124
   Borrowings under line of credit ..........        7,319        10,000            --       (17,319)(3d)        --            --
   Accounts payable and accrued liabilities .       15,031         8,375            --         1,296 (3a)        --        24,702
   Accrued taxes ............................          201            --                        (132)(3a)        --            --
                                                                                                 (69)(3c)
   Accrued interest and dividends ...........          120            --            --            --             --           120
   Advance billings, customer deposits and
   other ....................................        5,670            --            --        (1,272)(3c)        --         4,398
                                                 ---------     ---------     ---------     ---------      ---------     ---------
      Total Current Liabilities .............       28,393        50,993            --       (50,042)            --        29,344
                                                 ---------     ---------     ---------     ---------      ---------     ---------
Long-Term Obligations .......................       58,110        37,706            --       179,034 (3d)         --      274,850
                                                 ---------     ---------     ---------     ---------      ---------     ---------
Other Liabilities

   Equity in net losses of discontinued
   operations in excess of investments
   and advances .............................        8,893            --        (8,893)           --             --            --
   Deferred income taxes ....................           --         7,046            --         4,054 (3a)        --        31,350
                                                        --            --            --        20,250 (3a)        --            --

   Other ....................................        6,114        13,508            --       (10,011)(3a)        --         9,611
                                                 ---------     ---------     ---------     ---------      ---------     ---------
                                                    15,007        20,554        (8,893)       14,293             --        40,961
                                                 ---------     ---------     ---------     ---------      ---------     ---------

Preferred Stock of Utility Subsidiary .......        1,446            --            --            --             --         1,446
                                                 ---------     ---------     ---------     ---------      ---------     ---------

Commitments
Shareholders/ Equity
   Common stock .............................        1,220         8,242            --        (8,242)(3b)        --         2,494
                                                                                               1,259 (3b)        --
                                                                                                  15 (3c)
   Additional paid-in capital ...............       40,109        52,642            --       (52,642)(3b)        --       156,807
                                                                                             115,349 (3b)
                                                                                               1,349 (3c)
   Accumulated other comprehensive income
   (loss) ...................................       (3,490)           --            --            --             --        (3,490)
   Retained earnings ........................        8,912         5,269        54,347        (5,269)(3b)        --        61,134
                                                                                                (484)(3c)
                                                                                              (1,448)(3d)
                                                                                                (193)(3a)
   Treasury stock, at cost ..................       (5,104)           --            --            --             --        (5,104)
                                                 ---------     ---------     ---------     ---------      ---------     ---------
                                                    41,647        66,153        54,347        49,694             --       211,841
                                                 ---------     ---------     ---------     ---------      ---------     ---------
   Total Liabilities and Shareholders' Equity    $ 144,603     $ 175,406     $  45,454     $ 192,979      $      --     $ 558,442
                                                 =========     =========     =========     =========      =========     =========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                            D&E COMMUNICATIONS, INC.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
           (DOLLAR AMOUNTS ARE IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


(1)  --  SALE OF D&E WIRELESS

         On October 17, 2001, D&E Wireless, Inc., a wholly owned subsidiary of D&E Communications, and affiliates of VoiceStream Wireless Corporation ("VoiceStream") entered into a definitive agreement (the "Agreement") to sell D&E Communications' 50% joint venture interest in D&E/Omnipoint Wireless Joint Venture, L.P., which conducts a wireless telecommunications business as PCS ONE ("PCS ONE").

         In December 2001, management of D&E Communications determined that it was probable that existing contingencies to consummate the sale would be resolved. As such, D&E Communications' financial statements as of and for the year ended December 31, 2001 present the operations of D&E Communications' wireless segment as discontinued operations in accordance with APB 30. The sale closed on April 1, 2002.

         The pro forma combined condensed balance sheet includes adjustments to eliminate D&E Communications' wireless assets and liabilities to be sold, including the related equity in losses of PCS ONE in excess of investments and advances of $8,893; recognize $39,800 of estimated cash proceeds on the sale, net of estimated taxes of $33,400 and selling costs of $1,800; recognize $3,000 for the estimated value of equipment received from PCS ONE; recognize the collection of $4,637 of receivables due from PCS ONE; and recognize in retained earnings $54,347 of estimated gain on sale, net of estimated taxes of $30,746 (including deferred taxes of $2,654). The pro forma combined condensed statements of operations do not include any recognition of the gain expected on disposition.

(2) --   CONESTOGA PREFERRED STOCK CONVERSION

         On December 28, 2001, Conestoga's board of directors voted to redeem all of Conestoga's outstanding shares of its series A preferred stock. The redemption terms of the preferred stock required Conestoga to pay $66.30 plus accrued dividends for each preferred share redeemed. A notice of redemption was sent to all preferred shareholders on January 7, 2002 informing them that the redemption would take place on February 6, 2002 unless they exercised their right to convert their preferred shares to Conestoga common stock. Under the conversion terms of the preferred stock, preferred shareholders could, during the notice period, elect to convert each preferred share into 2.832 shares of Conestoga common stock at the conversion price of $22.95 per share rather than have their preferred shares redeemed by Conestoga. Of the 72,414 preferred shares outstanding on December 31, 2001, 56,934 shares have been converted into 161,227 shares of Conestoga common stock. The remaining 15,480 preferred shares were redeemed for $1,035.

(3)   -- MERGER TRANSACTION

         Conestoga shareholders may elect to receive their merger consideration in stock, cash or a combination of 45% stock and 55% cash, provided that no more than 55% of the Conestoga common shares will be converted into cash in the merger and that no more than 9,467,068 shares of D&E Communications common stock will be issued in the merger. For purposes of preparing the pro forma financial data, D&E Communications has assumed that Conestoga shareholders would elect to receive the maximum cash consideration available. For purposes of calculating the number of D&E Communications shares to be issued in the merger, D&E Communications has utilized $15.56 per share, which represents the volume weighted average per share sales price for the twenty trading days, during which trading in D&E Communications common stock occurred, immediately preceding May 22, 2002 (two business days prior to the effective date of the merger).

         Under the merger agreement, based on the $15.56 twenty-day volume weighted average per share sales price of D&E Communications stock, Conestoga shareholders receive $33.00 of merger consideration per share of Conestoga stock. Based on 8,242,095 shares of Conestoga common stock outstanding at March 31, 2002, total merger consideration is approximately $271,989. For pro forma purposes, D&E Communications has assumed that

                            D&E COMMUNICATIONS, INC.
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS --
                                  (CONTINUED)


the maximum amount of cash consideration will be issued, which is 55% of the total merger consideration, or $149,594 ($39,800 funded through existing cash including proceeds from the sale of PCS ONE and $109,794 funded through additional debt), and that 45% of the total merger consideration, or $122,395 of value, will be satisfied with the issuance of 7,866,010 shares of D&E Communications common stock.

(3a)  --      The following represents the adjustments for the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired.

              Fair value of the merger consideration in cash...............................              $149,594
              Value under purchase accounting for 7,866,010 shares of D&E Communications stock issued as merger consideration ($14.57 per share based on 3-day average market price per share prior to close of the merger on
                   May 24, 2002)...........................................................               114,608
              Fair value of Conestoga stock options........................................                 2,000

              Less:    Conestoga net assets at March 31, 2002..............................               (66,153)
                       Conestoga deferred gain on wireless tower sale-leaseback
                   transaction not assumed by D&E, net of $4,054 deferred taxes                            (5,957)
              Add:     Conestoga employee settlements..........................................             3,379
                       Transaction expenses................................................                 9,000
                                                                                                       ----------
              Estimated excess purchase price..............................................               206,471
                                                                                                       ----------
              Allocation:
                 Intangible assets (average 10 year life)..................................                50,000
                 Deferred tax liabilities associated with intangible assets ...............               (20,250)
                 Goodwill..................................................................               176,721
                                                                                                        ---------
                      Total allocation.....................................................              $206,471
                                                                                                         ========

         The Conestoga stock options outstanding at the effective date of the merger became fully vested. All option holders receive fully vested D&E Communications options based on the exchange ratio of 2.1208 to 1.

         The Conestoga employee settlements are comprised of $1,296 of employment contract settlement payments, $1,758 of consummation bonuses and contract bonuses, and $325 of severance benefits. These benefits have been provided to certain Conestoga employees under employment agreements. The bonuses and severance benefits are payable at consummation of the merger and have been reflected as a reduction in cash. The contract settlement payments are to be paid out over a period of up to ten years and have been included as an adjustment to accrued liabilities. In addition, $325 of severance benefits will be paid to D&E Communications employees to be terminated as a result of the merger. The pro forma balance sheet includes an adjustment to reduce cash for $325 as well as recognize $193 in retained earnings, net of $132 in taxes, for the D&E employee merger conditional severance expense.

         Transaction expenses include investment banker fees of $6,600, and legal, accounting, registration and other fees of $2,400. The pro forma balance sheet assumes that the transaction expenses will be financed with additional long-term debt.

         D&E Communications has preliminarily allocated the excess of the estimated purchase price over the estimated fair value of the net identifiable assets acquired. The final allocation of the excess purchase price over net identifiable assets will be determined by D&E Communications based on reports of independent appraisers and other information subsequent to consummation of the merger. The final allocation will include, if applicable, recognition of adjustments to the amounts noted above, recognition of any further adjustments to tangible assets and liabilities to state them at their fair values, and recognition of any additional identifiable intangible assets at their fair values. The residual effect of such adjustments will be

                            D&E COMMUNICATIONS, INC.


     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS --
                                  (CONTINUED)


         recorded as goodwill. These pro forma statements provide for the accounting treatment of the merger and related transactions to be in accordance with SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets."

(3b) -- The net adjustment to common equity resulting from the issuance of new D&E Communications common equity and the elimination of historical Conestoga equity is as follows:

              Elimination of Conestoga historical equity:
                    Common stock .................................................          (8,242)
                    Additional paid-in capital  ..................................         (52,642)
                    Retained earnings ............................................          (5,269)
              Fair value of equity to be issued:
                    D&E common stock  ............................................         114,608
                    Stock options  ...............................................           2,000
                                                                                         ---------
                                                                                           116,608
              Allocation of equity issued:
                    D&E common stock (7,866,010 shares at $0.16 per share)  ......           1,259
                    Additional paid-in capital  ..................................         115,349
                                                                                           -------
                                                                                           116,608

(3c) -- D&E Communications has an existing long-term incentive plan arrangement that provides for accelerated vesting of performance restricted stock and cash incentive awards granted under the plan upon consummation of the merger. Under the plan agreement and grant documents, at consummation of the merger, 94,045 restricted shares of D&E Communications' common stock with a value of $1,364 became fully vested and cash incentive awards of $722 were to be paid. Through March 31, 2002, $1,272 of expense associated with the plan had been accrued. The pro forma balance sheet includes adjustments to recognize the impact of the acceleration including a charge to retained earnings of $484, net of tax of $330, for the incremental expense to be recognized.

(3d) -- D&E Communications has obtained a commitment from a bank to provide a new 8-1/2-year variable-rate senior secured term loan for $125,000 and a $25,000 increase to its existing 8-1/2 year revolving credit facility. In connection with the commitment, D&E Communications incurred debt issuance costs of $8,000, which will be amortized over the 8-1/2-year life of the debt.

         In connection with the merger, at consummation, D&E Communications borrowed $125,000 under the new term loan and $35,000 under the revolving credit facility. For pro forma purposes, it is assumed that an additional $19,034 will be borrowed under the revolving credit facility to fund final payments to Conestoga shareholders and for the uses as follows:

         Cash payments to Conestoga shareholders for merger consideration...................................         $109,794
         Transaction expenses...............................................................................            9,000
         Debt issuance costs................................................................................            8,000
         Refinancing of existing debt:
               Conestoga 6.22% Senior Note..................................................................           18,000
               Conestoga 7.59% Series B Senior Note.........................................................           14,546
               Conestoga Senior Note early extinguishment fees..............................................            2,375
               Conestoga Note Payable.......................................................................           10,000
               D&E Note Payable.............................................................................            7,319
                                                                                                                     --------

                            D&E COMMUNICATIONS, INC.


     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS --
                                  (CONTINUED)


         Total new bank debt................................................................................         $179,034
                                                                                                                     --------
         Existing Conestoga bank debt (not refinanced)......................................................           35,000
                                                                                                                     --------
         Existing D&E bank debt ............................................................................           58,000
                                                                                                                     --------
         Total pro forma long-term bank debt...............................................................          $272,034
                                                                                                                     ========

         In connection with the Conestoga acquisition, D&E Communications is extinguishing certain debt that was outstanding at March 31, 2002. In connection with the early extinguishment of certain Conestoga debt, the unaudited pro forma combined condensed balance sheet includes an adjustment to retained earnings of $1,448, net of tax of $987, related to a loss on extinguishment for pre-payment penalties and $60 of deferred financing costs.

         Under the terms of the bank commitment, 50% of the outstanding bank debt borrowings ($136,017) must be covered by interest rate protection. The interest rate on the existing fixed rate Conestoga bank debt of $35,000 will increase to 9.35% upon completion of the merger and will satisfy a portion of this requirement. We expect to satisfy the remaining requirement ($101,017) by entering into interest rate swap arrangements that will effectively fix our interest rate. Based on current market conditions for 8-1/2-year interest rate swap arrangements, we have assumed a 9.1% fixed interest rate for the $101,017 remaining requirement.

         The pro forma combined condensed statements of operations include adjustments to increase interest expense by $2,906 for the three-month period ended March 31, 2002 and $11,742 for the year ended December 31, 2001 for the bank debt as follows:

                                                                                March 31            Dec. 31
                                                                                --------            -------
         Interest on existing $35,000 Conestoga bank debt at 9.35%.........         $818             $3,273
         Interest on $101,017 of new bank debt at 9.1%.....................        2,298              9,193
         Interest on $78,017 of remaining new bank debt at 5.88% ..........        1,147              4,587
         Less: actual interest on debt refinanced .........................      (1,357)            (5,311)
                                                                                  ------           --------
              Net increase in interest expense ............................      $ 2,906           $ 11,742
                                                                                 =======           ========


         The pro forma combined condensed statements of operations also include adjustments to increase interest expense by $235 for the three-month period ended March 31, 2002, and $941 for the year ended December 31, 2001, for the amortization of the debt issuance costs over the 8-1/2-year life of the bank debt.

         A 0.125% increase or decrease in the assumed interest rate applicable to the $272,034 total outstanding bank debt would change pro forma interest expense and income (loss) before taxes by $85 and $340 for the three-month period ended March 31, 2002 and the year ended December 31, 2001, respectively, and pro forma income (loss) from continuing operations by $51 and $202 for the three-month period ended March 31, 2002 and the year ended December 31, 2001, respectively.

(3e) -- On November 1, 2001, D&E Communications refinanced $51,008 of long-term debt with new variable-rate long-term debt (5.88% interest rate assumed for pro forma statement). In connection with the refinancing, D&E Communications incurred debt issuance costs of $2,546, which are being amortized over 8-1/2 years and paid early extinguishment penalty fees of $3,540 which were financed with additional debt. We have included a $808 pro forma adjustment to reflect the new terms of the refinanced debt versus the actual interest recognized for the first 10 months of the year as additional interest expense.

                            D&E COMMUNICATIONS, INC.


     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS --
                                  (CONTINUED)


(3f) -- Goodwill amortization of $1,295 for the year ended December 31, 2001, associated with Conestoga acquisitions consummated in prior periods has been eliminated. These pro forma statements provide for the accounting treatment of the merger and related transactions to be in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," and therefore goodwill related to this merger has not been amortized. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested for impairment on an annual basis. Since the company was not able to adopt SFAS No. 142 until January 1, 2002, the D&E Communications historical financial information is not adjusted for the impact of the new accounting rules. Annual goodwill amortization expense of approximately $1,440 for D&E Communications has ceased as of January 1, 2002 as a result of adopting SFAS No. 142.

(3g) -- Additional amortization expense of $1,250 for the three-month period ended March 31, 2002, and $5,000 for the year ended December 31, 2001 has been recognized as a result of an estimated allocation of the purchase price to intangible assets other than goodwill.

(3h) -- Additional compensation has been recognized for $315 of retention compensation attributable to certain Conestoga employees that is scheduled to be earned and paid during the 24-month period following the Conestoga acquisition and $350 of retention compensation attributable to certain Conestoga and D&E Communications employees that is scheduled to be earned and paid during the 12-month period following the Conestoga acquisition.

(3i) -- An adjustment has been made to the pro forma statements of operations for the three-month period ended March 31, 2002, and the year ended December 31, 2001 to eliminate third-party expenses included in Conestoga's historical financial statements which are directly related to the merger and which are not of a continuing nature. The majority of these costs are a $10,000 termination fee that Conestoga paid to NTELOS, Inc. in December 2001 for terminating its merger agreement with NTELOS in order to enter into the merger agreement with D&E Communications. Conestoga financed its $10,000 termination fee with NTELOS, Inc. through its variable-rate line of credit facility (2.97% interest rate at December 31, 2001). D&E Communications intends to refinance the $10,000 note payable with long-term debt (see note (3d)).

(3j) -- Pro forma adjustments have been made for the estimated income tax effects of the adjustments discussed in (3) above assuming an effective income tax rate of 40.5%.

(3k) -- Weighted average common shares outstanding, used to calculate earnings (loss) per common share from continuing operations for the three-month period ended March 31, 2002 and the year ended December 31, 2001 have been adjusted to recognize the pro forma effects of the merger as follows (shares in thousands):




                                                          03/31/02               12/31/01
                                                     ------------------      -----------------
                                                     Basic      Diluted      Basic     Diluted
                                                     -----      -------      -----     -------
Eliminate:
   Conestoga historical shares outstanding ....     (8,199)     (8,199)     (7,946)     (7,946)
   Conestoga shares from conversion of series A
      preferred stock .........................         --          --        (161)       (161)
Add:
   D&E shares issued in merger (3) ............      7,866       7,866       7,866       7,866
   D&E shares issued in incentive plan (3c) ...         94          94          94          94
   Conestoga common stock equivalents upon
      exchange ................................                      0                       0
                                                    ------      ------      ------      ------
Net Adjustment ................................       (239)       (239)       (147)       (147)
                                                    ======      ======      ======      ======

                            D&E COMMUNICATIONS, INC.


     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS --
                                  (CONTINUED)


(4)  -- CONESTOGA WIRELESS BUSINESS TO BE SOLD


           We believe that it is probable that we will sell the Conestoga wireless business after consummation of the merger. As such, the pro forma combined condensed balance sheet includes adjustments to reclassify Conestoga's wireless assets to be sold as assets of wireless operations held for sale. Accordingly, the unaudited pro forma combined condensed statements of operations include adjustments to reclassify the results of Conestoga's wireless operations as discontinued operations.


(5) -- SENSITIVITY ANALYSIS


           The following schedule provides a sensitivity analysis that demonstrates the effect on average shares outstanding, income from continuing operations available to common shareholders and basic earnings from continuing operations per share for the results of various individual Conestoga shareholder merger consideration elections:


           Percentage Cash                                                           Income from
            Consideration                                                            Continuing
               Elected                                         Average Shares         Operations          EPS
               -------                                         --------------         ----------          ---
      For the three-month period ended March 31, 2002
              0% to 45%                                            16,927             $   52             $ 0.00
                 48%                                               16,550             $  (14)            $(0.00)
                 51%                                               16,025             $ (104)            $(0.01)
                 55%                                               15,326             $ (226)            $(0.01)

      For the year ended December 31, 2001
              0% to 45%                                            16,937             $  (29)            $(0.00)
                 48%                                               16,560             $ (291)            $(0.02)
                 51%                                               16,035             $ (654)            $(0.04)
                 55%                                               15,336             $(1,139)           $(0.07)